Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)

Xos, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Other	8,156,854	(2)	$ 1.26	(4)	$10,277,636.04	0.0001102	$1,132.60
Equity	Common Stock, par value $0.0001 per share	Other	2,447,056	(3)	$ 1.08	(5)	$2,642,820.48	0.0001102	$291.24
Total Offering Amounts		10,603,910					$12,920,456.52		$1,423.84
Total Fee Offsets									N/A
Net Fee Due									$1,423.84

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.

(2)
Represents 8,156,854 shares of the registrant’s Common Stock that were added to the shares available for issuance under the Xos, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Such shares consist of additional shares of Common Stock reserved pursuant to the “evergreen” provision under the 2021 Plan.

(3)
Represents 2,447,056 shares of the registrant’s Common Stock that were added to the shares available for issuance under the Xos, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP” and together with the 2021 Plan, the “Plans”). Such shares consist of additional shares of Common Stock reserved pursuant to the “evergreen” provision under the 2021 ESPP.

(4)
Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on September 30, 2022, which date is within five business days prior to the filing of this registration statement.

(5)
Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on $1.08, which is 85% of the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Capital Market on September 30, 2022, which date is within five business days prior to the filing of this registration statement.